SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ---------------------


                                    FORM 8-K

                                 CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



                                  June 15, 1998
                                  -------------
                                 Date of Report
                        (Date of earliest event reported)



                            Electropharmacology, Inc.
                            -------------------------
               (Exact Name of Registrant as Specified in Charter)





            Delaware                      0-25828                95-4315412
-------------------------------   ----------------------    -------------------
(State or other Jurisdiction of  (Commission File Number)     (I.R.S. Employer
        Incorporation)                                      Identification No.)


     2301 N.W. 33rd Court, Suite 102
            Pompano Beach, Florida                                 33069
  -------------------------------------                          ----------
(Address of Principal Executive Offices)                         (Zip Code)


                                 (954) 975-9818
                                 --------------
              (Registrant's telephone number, including area code)

         Item 2. Acquisition or Disposition of Assets.


         Electropharmacology, Inc. ("EPi") announced on May 28, 1998 that it had signed a definitive agreement to sell substantially all of its SofPulse device operating assets to ADM Tronics, a publicly held, technology-based developer and manufacturer of a diversified line of products, including patented, non-invasive therapeutic electronic medical devices and dermatological products. EPi manufactures and markets SofPulse, which is used as a non-invasive adjunct for the palliative treatment of pain and edema in superficial soft tissue.

         Under the agreement, EPi will sell to ADM Tronics 345 SofPulse devices and certain other related assets such as new prototypes, plans and manufacturing equipment and grant ADM Tronics the exclusive worldwide freedom under EPi's SofPulse technology to manufacture and market SofPulse. ADM Tronics has agreed to pay $150,000 in cash, to issue 1,400,000 shares of ADM Tronics common stock to EPi and to issue an additional 1,523,500 shares to satisfy a large outstanding EPi note payable. In addition, if sales targets are reached, EPi will be granted an option to purchase 1,500,000 additional shares. ADM Tronics has agreed to register the shares with the Securities and Exchange Commission subject to certain lockup provisions. EPi will retain all rights to new applications of its core pulsed electromagnetic signals technology. The acquisition, which is subject to various conditions and approvals, is expected to close by August 31, 1998.

Item 7.  Financial Statements and Exhibits.

Exhibit 1 Asset Purchase Agreement among Electropharmacology, Inc. and ADM Tronics, Unlimited, Inc. and AA Northvale Medical Associates, Inc. dated May 27, 1998.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     Electropharmacology, Inc.



                                     By:_______________________________________
                                          Arup Sen
                                          President and Chief Executive Officer

June 15, 1998
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